                                   Exhibit 22


                           Subsidiaries of Registrant




                                                    Percent of Capital
                                                      Stock Owned At
Name                        Location                December 31, 1998
----                        --------                -------------------

Blackhawk State Bank        Beloit, Wisconsin              100%
(Wisconsin-chartered
Commercial Bank